As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-184832

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nexus Enterprise Solutions, Inc.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

7379

(Primary Standard Industrial Classification Code Number)

45-2477894

(IRS Employer Identification No.)

5340 N. Federal Highway, Suite 206, Lighthouse Point, Florida 33064

(561)-767-4346

 (Address and telephone number of registrant’s principal executive offices)

Maureen Morgan Bokzam, Vice President

8806 Grand Bayou Court, Tampa, FL 33635

(813)-393-0877

 (Name, address and telephone number of agent for service)

Copies of all communications to:

Bart and Associates LLC

Kenneth Bart, Esq.

8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111

Telephone 720-226-7511

Fax 303-745-1880

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]

Accelerated Filer [ ]

Non-accelerated filer   [ ]

Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee (1)

Common Stock, par value $0.001 to be sold by the selling Shareholders Total	7,492,000 7,492,000	$.25 $.25	$1,873,000 $1,873,000	$255.48 $255.48

(1)

Registration Fee has been paid via Fedwire.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is May 14, 2013

Prospectus

Nexus Enterprise Solutions, Inc.

7,492,000 Shares of Common Stock

Par Value $0.001 per share

No Minimum

This prospectus relates to the offering by the selling stockholders of Nexus Enterprise Solutions, Inc. of up to 7,492,000 shares of its Common Stock, par value $0.001 per share.  Currently, there is no market for our securities.  The Company will not receive any proceeds from the sale of common stock.  The selling stockholders have advised us that they will sell the shares of common stock being registered from time to time in private transactions to other individuals, at the initial offering price of $0.25, which was determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value. until the shares are quoted on the Over the Counter Bulletin Board (“OTCBB”) or national securities exchange, and thereafter at prevailing market prices,in privately negotiated transactions or otherwise as described under the section of this prospectus titled “Plan of Distribution”. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock.  While the Company plans to have its shares quoted on the OTCBB there is no assurance that its shares will be approved for quotation on the OTCBB or on any other quotation service or exchange.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment.  We have not authorized anyone to provide you with different information.

Nexus Enterprise Solutions, Inc. is an operating company that is currently generating revenue.  However, the company has had recurring losses from operations and our auditors have raised questions about our ability to continue as a going concern.  Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

The company will not receive any proceeds from the sale of common stock.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.25 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page  No.

SUMMARY OF PROSPECTUS

5

RISK FACTORS

8

FORWARD LOOKING STATEMENTS

15

USE OF PROCEEDS

16

DETERMINATION OF OFFERING PRICE

16

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

16

SELLING SHAREHOLDERS

17

PLAN OF DISTRIBUTION

19

DESCRIPTION OF SECURITIES

20

INTEREST OF NAMED EXPERTS AND COUNSEL

21

DESCRIPTION OF OUR BUSINESS

21

DESCRIPTION OF PROPERTY

26

LEGAL PROCEEDINGS

26

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

27

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

31

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

31

EXECUTIVE COMPENSATION

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

35

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN

CONTROL PERSONS

36

INDEMNIFICATION

37

AVAILABLE INFORMATION

37

FINANCIAL STATEMENTS

37

NEXUS ENTERPRISE SOLUTIONS, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the “Company”, “Nexus Enterprise Solutions” and “Nexus” refer to Nexus Enterprise Solutions, Inc.

General Information about Our Company

Nexus Enterprise Solutions, Inc. (“Nexus”) was incorporated in the State of Wyoming on October 19, 1995 as Global Link Technologies, Inc.  On June 10, 2008, Global Link Technologies filed Articles of Amendment with the State of Wyoming changing its name to MutuaLoan Corporation.  On June 16, 2011 (as filed with the State of Wyoming on September 16, 2011), MutuaLoan Corporation entered into a business combination with Nexus Enterprise Solutions, Inc. (“Nexus Florida”).  The business combination was accounted for as a reverse merger recapitalization. The accounting target/legal acquirer was MutuaLoan. The accounting acquirer/legal target was Nexus Florida. Nexus is currently conducting operations and generating revenue.

Based in Lighthouse Point, Florida, Nexus is a lead generation services company dedicated to helping our customers identify, engage and develop long term relationships with their clients.  Through a host of proprietary lead generation systems designed to identify potential clients for our customers, Nexus Enterprise Solutions, Inc. provides a broad range of internet marketing strategies to capture targeted buyer data and use that data to generate revenues through the sale of leads to our customers.  Nexus Enterprise Solutions, Inc. is quickly expanding into a number of different industries and currently serves as a lead generation engine for several of the nation’s largest companies in the insurance and financial service sectors.

The Company’s current business plans include expanding its lead generation services, and the Company derives revenue by way of the sale of leads through our automated system.  The Company obtains its leads by purchasing them from accredited brokers, as well as by using online and offline lead generation methods as are described below.

Online generation includes the use of proprietary lead portals, search engine optimization, pay per click services, email advertising, online internet publishers, website banner advertisements as well as the use of blogs, social networking sites, and affiliate networks and programs.

Offline generation includes the use of live phone leads, whereby the Company would use a predictive dialer call center and an overseas outsourced call center in order to generate potential leads for our customers.

The cost of developing an automated system such as ours is prohibitive for a majority of companies. We fulfill this need by allowing companies to use our lead generation technology, forms, landing pages etc, for a fee. We currently are back logged with the amount of companies looking to buy and sell leads to us, our carriers and agencies.  We are currently focusing our attention on the auto insurance market, but expect to expand to other industries in the very near future.

Nexus Enterprise Solutions, Inc. (Nexus) is redefining the current prospect and lead generation and acquisition industry by developing an information exchange marketplace which allows our customers who are sellers and buyers of leads, and other information assets, to operate in an optimized, transparent, and efficient way to transact deals without the devaluation experienced in today’s markets and systems.  This is accomplished primarily through systems and processes which enable enhanced business intelligence and management thereby empowering stakeholders on both sides of the transaction to make well-informed and meaningful connections with each other.

The administrative office of the Company is located at 5340 N. Federal Highway, Suite 206, Lighthouse Point, Florida 33064, and the company also rents offsite administrative and support services. The Company plans to use these offices until it requires larger space.  The Company’s fiscal year end is December 31st.  The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered

by the Selling Shareholders:

7,492,000 shares of common stock, par value $.001,

Offering Price per Share:

$0.25

Offering Period:

The shares may be sold from time to time by the selling shareholders, upon the effectiveness of this Registration Statement

Net Proceeds to Our Company:

The Company will not receive any proceeds from the sale of common stock offered by this Prospectus.

Number of Shares Outstanding

19,186,648

As of the date of this Prospectus:

Number of Shares Outstanding

After the Offering:

19,186,648

The Company officers, directors and control persons do not intend to purchase any shares in this offering.

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

As of December 31, 2012
Balance Sheet
Total Assets	$305,417
Total Liabilities	$424,396
Stockholder’s Deficit	$(118,979)

Year Ended December 31, 2012
Statement of Operation
Revenue	$1,095,853
Total Operating Expenses	$1,814,355
Net Loss	$(1,395,833)

As of December 31, 2011
Balance Sheet
Total Assets	$84,170
Total Liabilities	$507,014
Stockholder’s Deficit	$(422,844)

Period from June 6, 2011 (date of
inception) to December 31, 2011
Statement of Operation
Revenue	$29,877
Total Operating Expenses	$300,521
Net Loss	$(326,754)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein.  Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) The last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the Company auditors have issued a going concern opinion, there is a substantial uncertainty that it will continue operations in which case one could lose one’s investment.

The auditors have issued a going concern opinion because of the Company’s recurring losses, negative working capital, stockholder’s deficit and the absence of revenue-generating operations.  This means that there is substantial doubt that it can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about its ability to continue in business.  As such it may have to cease operations and you could lose your entire investment.

Our Officers and Directors have limited public company experience.  The Company’s needs could exceed the amount of time or level of experience they may have.  This could result in their inability to properly manage Company affairs, resulting in it remaining a start-up company with no revenues or profits, which could cause the loss of one’s entire investment.

The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense. Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon the three officers and two directors.  While Jason Foster has experience serving a wide variety of organizations from small startups to Fortune 500 companies, none of our officers and directors have experience in a public company setting, including serving as a principal accounting officer or principal financial officer.  Further, they have no experience in complying with the various rules and regulations which are required of a public company, and as a result, they may not be able to operate successfully as a public company, even if the Company’s operations are successful.  While each of the Company’s officers and directors will use their best judgments to resolve all potential conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided.  In the event they are unable to fulfill any aspect of their duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

Since the Company has shown a net loss since inception, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business.  Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

The Company cannot guarantee that it will continue to generate revenues which could result in a total loss of your investment if it is unsuccessful in its business plans.

While the company has generated revenue, which are reported in the financial statements included in this Prospectus, there can be no assurance that it will continue to generate revenues or that revenues will be sufficient to maintain its business.  As a result, one could lose all of one’s investment if the Company is not successful in its proposed business plans.

Growth and development of operations will depend on the acceptance of the Company’s proposed business.  If the Company’s services are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company’s lead generation services for its customers is critically important to its success. The Company cannot be certain that the services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the services the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for the services which it intends to sell depends on many factors, including:

•	the number of clients the Company is able to attract and retain over time.

•	the economy, and in periods of rapidly declining economic conditions, customers may defer services such as ours in order to pay secured debts or debts that must be made in order to remain solvent.

•	the competitive environment in the lead generation market that may force it to reduce prices below its desired pricing level or increase promotional spending.

•	the ability to anticipate changes in consumer preferences and to meet customers’ needs for lead generation services in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

•	the ability to establish, maintain and eventually grow market share in a competitive environment.

•

delivery of its information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the services it plans to offer, which could adversely affect its sales, cash flows and overall financial condition.  An investor could lose his or her entire investment as a result.

The loss of the services of the current officers and directors could severely impact the Company business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares one purchases in this offering.

The performance is substantially dependent upon the professional expertise of the current officers and board of directors.  Each has extensive expertise in the lead generation and services industry and the company is dependent on their abilities to develop its business. If they are unable to perform their duties, this could have an adverse effect on company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering as well as the complete loss of your investment.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.  If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to stock trading platforms and the state of the financial industry and numerous other factors that may be beyond its control.  Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•

The competitive environment in the lead generation industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;

•

Its ability to anticipate changes in consumer preferences and to meet customers’ needs for trading products in a timely cost effective manner; and

•

Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the services it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues.  If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no intellectual property protection, unauthorized persons may attempt to copy aspects of its business, including its services or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations.  As a result, an investor could lose his or her entire investment.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations, which could result in the loss of your investment.

The Company intends to promote and sell some of its services internationally by way of using overseas outsourced call centers for its offline lead generation services, and we expect to have customers or call centers located in several countries. The Company international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

• new and different legal and regulatory requirements in local jurisdictions;

• potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;

• risk of nationalization of private enterprises by foreign governments;

• legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and

• local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

It may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since its services will be available over the Internet in foreign countries and the Company will have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The company operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations.  If the company fails to comply with the required domestic and international regulations or violates any such regulations, it may not be able to generate sales and revenue necessary to continue its business plans, which could result in the loss of your investment.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or "FCPA," which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected. Finally, any additional regulatory requirements put in place by the United States or any foreign country in which the Company operates may expose the company to additional liability, and require the Company to comply with complex and time consuming regulations.

In addition, the Company ability to attract and retain customers may be adversely affected if the reputations of the financial app industry, online brokers as a whole or if particular service providers knowingly relay faulty data. The perception of untrustworthiness within the stock trading industry or of financial apps could materially adversely affect its ability to attract and retain customers.

Failure of third-party service providers upon which we rely could adversely affect our business and result in the loss of your investment.

The Company may rely on certain third-party service providers, including data centers, call centers, direct posts, aggregators, publishers, insurance carriers, insurance agencies, back-office systems, Internet and wireless service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If its arrangement with any third party is terminated, it may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on its business, financial condition, results of operations and cash flows.

RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same.  A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the company shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”   The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares.  Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB), however, there is no guarantee that a trading market will ever develop.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Nexus Enterprise Solutions, Inc. or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities.  If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering.  In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares.  If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.25 you pay for them.  Upon completion of the offering, the net tangible book value of your shares will be -$0.012 per share, $0.262 less than what you paid for them.

The company officers and directors will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any of your shares.  If you are not able to resell any shares, it may result in the loss of your investment.

Our executive officers and directors will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the exchange act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to section 16 of the exchange act. in addition, our reporting obligations under section 15(d) of the exchange act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of March 28, 2012, we have less than 40 shareholders of record).   As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Although we expect to apply for quotation on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•

trends affecting the Company’s financial condition, results of operations or future prospects

•

the Company’s business and growth strategies

•

the Company’s financing plans and forecasts

•

the factors that we expect to contribute to our success and the Company’s ability to be successful in the future

•

the Company’s business model and strategy for realizing positive results when sales begin

•

competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the  market in which the Company competes;

•

expenses

•

the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results

•

the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

•

the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

•

the impact of new accounting pronouncements on its financial statements

•

that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

•

the Company’s market risk exposure and efforts to minimize risk

•

development opportunities and its ability to successfully take advantage of such opportunities

•

regulations, including anticipated taxes, tax credits or tax refunds expected

•

the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

•

the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

•

that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

•

expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•

the Company’s inability to raise additional funds to support operations if required

•

the Company’s inability to effectively manage its growth

•

the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

•

the Company’s inability to successfully compete against existing and future competitors

•

the effects of intense competition that exists in our industry

•

the economic downturn and its effect on consumer spending

•

the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods

•

the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

•

financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and

•

other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

This Prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling shareholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The offering price of $0.25 per share has been determined arbitrarily by the Directors of the company.  The price does not bear any relationship to the company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans.  Accordingly, the offering price should not be considered an indication of the actual value of its securities.

       These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or on other national securities exchanges or automated interdealer quotation systems on which our common stock may be listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. The selling stockholders will sell their shares at the initial offering price of $0.25 per share until the shares are traded on the OTC Bulletin Board or a national securities exchange, at which point the selling shareholders may sell the registered shares at the prevailing market price for the shares at the time of sale. We will file a post-effective amendment to this registration statement to reflect a change to the market price when the shares begin trading on a market.

 To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock. There is no certainty that our shares will be quoted on the OTC Bulletin Board or listed on any exchange.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of the date of this prospectus, the net tangible book value of the Company shares is $(223,979) or approximately $(0.012) per share, based upon 19,186,648 shares outstanding.

Upon the sale of shares offered hereby, the net tangible book value of the Shares held by our existing stockholders will not be increased . However the purchasers of Shares will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.25 per Share) of $(0.262) per share.

The following tables illustrate the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31, 2012:

Public Offering Price per Share

$0.25

Net Tangible Book Value Prior to this Offering

$(0.012)

Immediate Dilution per Share to New Investors

$(0.262)

SELLING SHAREHOLDERS

      The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.  The selling security holders are under no obligation to sell all or any portion of the shares listed below.

Acquisition of Shares by Selling Shareholders

On June 16, 2011 the Company issued a total of 4,500,000 shares of common stock to Adam Wasserman, an affiliated shareholder for cash at $0.02 per share for a total of $90,000.  On June 16, 2011 the Company issued a total of 4,500,000 shares of common stock to Cliste Consulting LLC, which is owned by our Vice President and Director for cash at $0.02 per share for a total of $90,000.  On March 1, 2012 the Company issued a total of 1,500,000 shares of common stock to Demali Consulting, LLC for cash at $0.02 per share for a total of $30,000.  On September 1, 2012 the Company issued a total of 1,500,000 shares of common stock to CMB Family Investment Co., for the conversion of debt totaling $50,000 at a conversion rate of $0.0333.  On January 10, 2012, the Company issued a total of 2,200,000 shares of common stock to Proffitt Capital, LLC for cash at $0.25 per share for a total of $550,000, which were divided among the members of Proffitt Capital, prior to its dissolution.  The members of Profitt Capital who received shares prior to distribution and are also listed below as selling shareholders are Avi Reiter, Halabu, LLC (200,000 shares), StellaMoon, Inc., David Ryan McCaigue, Nicholas Katspas, Samuel Proffitt (100,000 shares), Jason Blaufarb and JPC Capital, LLC.  On March 27, 2012, the company issued 135,000 shares to Dave Jennings pursuant to a conversion of a promissory note at a conversion rate of $0.22 per share.  On February 20, 2012 the Company issued a total of 35,000 shares of common stock to Delroy Brown as compensation for services provided pursuant to a Consulting Agreement.  On October 25, 2011 the Company issued a total of 450,000 shares of common stock to Halabu, LLC for cash at $0.15 per share for a total of $67,500, which is in addition to the 200,000 shares received by Halabu, LLC pursuant to the dissolution of Proffitt Capital, LLC.   On February 27, 2012, and March 7, 2012 the Company issued a total of 400,000 shares to Jamie Bayardelle pursuant to the conversion of a promissory note at a conversion rate of $0.0625 per share.  On February 27, 2012, the Company issued 750,000 shares to Jason Foster at a price of $0.25 per share as payment for his oral agreement to serve as

Chief Executive Officer of the Company.  On June 6, 2011, the Company issued 200,000 shares to John Limansky at a price of $0.02 per share as compensation under his Employment Agreement.  On February 27, 2012, and October 11, 2012, the Company issued a total of 500,000 shares to Matthew Brown as bonus payments for services performed as an independent contractor.  On February 15, 2012, the Company issued a total of 250,000 shares of common stock to Sadore Consulting Group, LLC as compensation for services provided to the Company.  On February 20, 2012 the Company issued a total of 20,000 shares of common stock to TMG Interactive, LLC as compensation for services rendered pursuant to an Independent Contractor Services Agreement.  On February 27, 2012, the Company issued 30,000 shares to Samuel Proffitt as compensation for his services rendered to Proffitt Capital, LLC, which is in addition to the 100,000 shares he received upon the dissolution of Proffitt Capital.  On March 7, 2012, the Company issued 100,000 shares to Brian Tompakov pursuant to the conversion of a promissory note at a conversion rate of $0.285 per share.  On October 11, 2012, the Company issued 750,000 shares to Jason Foster at a price of $0.25 per share as payment for his oral agreement to serve as Chief Executive Officer of the Company.

Name (1)	Shares Beneficially Owned Prior to Offering	Shares to be Sold (2)	Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering

Adam Wasserman

Cliste Consulting(3)

Demali Consulting, LLC

CMB Family Investment Co. LP

Avi Reiter

Dave Jennings

Delroy Brown

Halabu, LLC(4)

Jamie Bayardelle

Jason Blaufarb

Jason Foster(10)

John Limansky (9)

JPC Capital, LLC(5)

Matthew Brown

Nicholas Katspas

David Ryan McCaigue

Sadore Consulting Group(6)

Sam Proffitt

Stellamoon, Inc.(7)

TMG Interactive, LLC(8)

Brian Tompakov

Total

	4,500,000 4,500,000 1,500,000 1,500,000 300,000 135,000 35,000 650,000 400,000 300,000 1,500,000 200,000 400,000 500,000 500,000 200,000 250,000 130,000 200,000 20,000 100,000 17,820,000	174,000 174,000 1,500,000 1,500,000 300,000 135,000 35,000 650,000 400,000 300,000 174,000 100,000 400,000 250,000 500,000 200,000 250,000 130,000 200,000 20,000 100,000 7,492,000	4,326,000 4,326,000 0 0 0 0 0 0 0 0 1,326,000 100,000 0 250,000 0 0 0 0 0 0 0	24.76% 24.76% 0 0 0 0 0 0 0 0 6.9% 0.572% 0 1.3% 0 0 0 0 0 0 0

(1) All shares are owned of record and beneficially unless otherwise indicated.  Beneficial ownership information for the selling stockholders is provided as of June 30, 2012, based upon information provided by the selling shareholders or otherwise known to us

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus.  The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) Cliste Consulting is owned by Maureen Morgan Bokzam, who is an officer and director of the Company.

(4) Halabu, LLC is controlled by David Halabu.

(5) JPC Capital is controlled by Erica Cassin.

(6) Sadore Consulting Group is controlled by Adam Sohn.

(7) Stellamoon, Inc. is controlled by Samuel Oshana.

(8) TMG Interactive, LLC is controlled by Michael Gustman.

(9) Mr. Limansky is an officer and a director of the Company.

(10) Mr. Foster is an officer of the Company.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

The selling security holders may sell some or all of their shares from time to time at a fixed price of $.25 per share until our shares are quoted on the OTCBB and thereafter at fixed prices, prevailing market prices at the time of sale, at varying prices determined at the time of sale, or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. As of the date of this Prospectus, our common stock is traded on OTC Markets Pinksheets and is very thinly traded, often with no trades taking place for a significant amount of time.  Upon the effectiveness of this Registration Statement, the Company plans to contact a market maker to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on its behalf in order to make a market for the Company’s common stock. There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that our shares will be quoted on any exchange.  One of our selling shareholders, David Halabu, is affiliated with a broker-dealer, however, Mr. Halabu has no agreement or understanding directly or indirectly with any person or the Company to distribute any securities.  Further, Mr. Halabu is not acting as an underwriter or a broker-dealer with respect to any of the Company’s shares.

Once a market has been developed for the Company’s common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The company will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  As of the date of this prospectus, there are 19,186,648 shares of our Common stock issued and outstanding.

Preferred Stock

The Company has authorized 10 Million shares of Preferred Stock, No Par Value .  As of the date of this Prospectus, there are zero shares of Preferred Stock outstanding.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the period from inception to December 31, 2011 and the audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2012, included in this prospectus have been audited by MaloneBailey, LLP, a Certified Public Accounting Firm.  Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Bart and Associates, LLC has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

Nexus Enterprise Solutions, Inc. (“Nexus”) was incorporated in the State of Wyoming on October 19, 1995 as Global Link Technologies, Inc.  On June 10, 2008, Global Link Technologies filed Articles of Amendment with the State of Wyoming changing its name to MutuaLoan Corporation.  On June 16, 2011 (as filed with the State of Wyoming on September 16, 2011), MutuaLoan Corporation entered into a business combination with Nexus Enterprise Solutions, Inc. (“Nexus Florida”).  The business combination was accounted for as a reverse merger recapitalization. The accounting target/legal acquirer was MutuaLoan. The accounting acquirer/legal target was Nexus Florida.  Nexus is currently conducting operations and generating revenue.  On April 5, 2011, John Limansky was appointed as a director and also as Chief Executive Officer of the Company.  On June 3, 2011, Maureen Morgan Bokzam was appointed as a director and also as Vice President.  In January of 2012, Jason Foster was appointed as Chief Executive Officer of the Company.

The Company has commenced full business operations and is generating revenues.  The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933.  Based upon the above, the Company believes it is not within the scope of Rule 419.

The Company has not been subject to any bankruptcy, receivership or similar proceeding.

Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales.  The costs associated with operating as a public company are included in its budget.  Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.  Management believes that its revenue stream will be sufficient to fund its operations over the next twelve months.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, its revenue generation and/or issuance of common shares.

Principal services and their markets

Our Company’s primary service is lead generation for its customers.  The Company’s target customers are currently companies in the insurance and financial service industries, but we intend to expand to additional industries in the future.  Below, our lead generation service and process are detailed in an effort to explain the methods by which our company generates revenue.

LEAD GENERATION DEFINITION: A lead, in a marketing context, is a potential sales contact: an individual or organization that expresses an interest in your goods or services. Leads are typically obtained through the referral of an existing customer, or through a direct response to advertising/publicity.  A company's marketing department is typically responsible for lead generation. Pursuing and closing leads normally falls to the company's sales department. For example, a vendor will display their wares at an industry trade show, hoping to attract the attention of qualified buyers attending the exhibit. Each inquiry for more vendor information would be a "lead," which might subsequently be developed into a sale. A company's lead generation efforts and its approach to dealing with leads can significantly impact its success in the marketplace.  We use two separate methods of acquiring leads, which are online generation and offline generation.

Online generation

There are many ways to generate leads online. Each has its own formula that needs to be perfected in order to find the balance between quantity and quality. The online lead generation methods used by our Company are as follows, with each including a description of how the process involved with each type of lead generation method is utilized.

1. Proprietary Lead Portals : provides several ways for advertisers to put targeted offers in front of a buying consumer audience via a proprietary network of websites all specifically built for a broad or specific industry. For this service, our customers pay per generated lead on a cost per lead (the delivery of just the name and contact details) or cost per acquisition basis (an actual credit card paid transaction.)

2. Search engine optimization (SEO): is the process of improving the volume or quality of traffic to a website from search engines via "natural" or un-paid ("organic" or "algorithmic") search results as opposed to search engine marketing (SEM) which deals with paid inclusion. Typically, the earlier (or higher) a site appears in the search results list, the more visitors it will receive from the search engine.  SEO may target different kinds of search, including image search, local search, video search, and industry-specific vertical search engines. This gives a web site web presence.  As an Internet marketing strategy, SEO considers how search engines work and what people search for.  Optimizing a website primarily involves editing its content and HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines.

The acronym "SEO" can refer to "search engine optimizers," a term adopted by an industry of consultants who carry out optimization projects on behalf of clients, and by employees who perform SEO services in-house.  Search engine optimizers may offer SEO as a stand-alone service or as a part of a broader marketing campaign. Because effective SEO may require changes to the HTML source code of a site, SEO tactics may be incorporated into web site development and design. The term "search engine friendly" may be used to describe web site designs, menus, content management systems, images, videos, shopping carts, and other elements that have been optimized for the purpose of search engine exposure.  Another class of techniques, known as black hat SEO or spamdexing, use methods such as link farms, keyword stuffing and article spinning that degrade both the relevance of search results and the user experience of search engines. Search engines look for sites that employ these techniques in order to remove them from their indices.

3. Pay Per Click: is an Internet advertising model used on websites, in which advertisers pay a host only when their ad is clicked. With search engines, advertisers typically bid on keyword phrases relevant to their target market. Content sites commonly charge a fixed price per click rather than use a bidding system.

Cost per click (CPC) is the amount of money an advertiser pays search engines and other Internet publishers for a single click on its advertisement that brings one visitor to its website.  In contrast to the generalized portal, this seeks to drive a high volume of traffic to one site. It does this by offering financial incentives (in the form of a percentage of revenue) to affiliated partner sites.

4. Email Advertising: is a form of direct marketing which uses electronic mail as a means of communicating commercial or fundraising messages to an audience. In its broadest sense, every e-mail sent to one of our customer’s potential or current client could be considered e-mail marketing. However, the term is usually used to refer to:

• sending e-mails with the purpose of enhancing the relationship of a merchant with its current or previous customers and to encourage customer loyalty and repeat business,

• sending e-mails with the purpose of acquiring new customers or convincing current customers to purchase something immediately,

• adding advertisements to e-mails sent by other companies to their customers, and

5. Online Internet Publishers: are companies specializing in lead generation and buy email, search, and banner traffic to drive potential leads to proprietary portals that they own. Using ads promoting information about products and services, potential leads arrive at these portals at which time they are required to fill out their full contact information. The prospects then choose freely what advertisements they are interested in by opting into or filling out a custom form of each offer they want more information about. Since each lead opts in, the Internet publishers capture the IP (“Internet Protocol”) address of the computer each lead comes from, as well as the date and time of capture.

6. Website Banner Advertisements: A web banner or banner ad is a form of advertising on the World Wide Web. This form of online advertising entails embedding an advertisement into a web page. It is intended to attract traffic to a website by linking to the website of the advertiser. The advertisement is constructed from an image,, JavaScript program or multimedia object employing technologies such as Java, Shockwave or Flash, often employing animation, sound, or video to maximize presence.

The web banner is displayed when a web page that references the banner is loaded into a web browser.

This event is known as an "impression". When the viewer clicks on the banner, the viewer is directed to the website advertised in the banner. This event is known as a "click through". In many cases, banners are delivered by a central ad server.  When the advertiser scans their log files and detects that a web user has visited the advertiser's site from the content site by clicking on the banner ad, the advertiser sends the content provider some small amount of money. This payback system is often how the content provider is able to pay for the Internet access to supply the content in the first place. Usually though, advertisers use ad networks to serve their advertisements, resulting in a revenue sharing system and higher quality ad placement.  Web banners function the same way as traditional advertisements are intended to function: notifying consumers of the product or service and presenting reasons why the consumer should choose the product in question, although web banners differ in that the results for advertisement campaigns may be monitored real-time and may be targeted to the viewer's interests.

7. Blogs: A weblog, web log or simply a blog, is a web application which contains periodic time-stamped posts on a common webpage. These posts are often but not necessarily in reverse chronological order.  Such a website would typically be accessible to any Internet user. "Weblog" is a portmanteau of "web" and "log". The term "blog" came into common use as a way of avoiding confusion with the term server log.

8. Social Networking: is a term that describes use of social networks, online communities, blogs, wikis or any other online collaborative media for marketing, sales, public relations and customer service.

Common social media marketing tools include Twitter, LinkedIn, Facebook, Flickr, Wikipedia, Orkut and YouTube.

In the context of internet marketing, social media refers to a collective group of web properties whose content is primarily published by users, not direct employees of the property (e.g., the vast majority of video on YouTube is published by non-YouTube employees).

9. Affiliate Network: is an Internet-based marketing practice in which a business rewards one or more affiliates for each visitor or customer brought about by the affiliate's marketing efforts. It is an application of crowdsourcing. Examples include rewards sites, where users are rewarded with cash or gifts, for the completion of an offer, and the referral of others to the site.

The affiliate marketing industry has four core players: the merchant (also known as 'retailer' or 'brand'), the network, the publisher (also known as 'the affiliate') and the customer. The market has grown in complexity to warrant a secondary tier of players, including affiliate management agencies, superaffiliates and specialized third parties vendors.

Affiliate marketing overlaps with other Internet marketing methods to some degree, because affiliates often use regular advertising methods. Those methods include organic search engine optimization, paid search engine marketing, e-mail marketing, and in some sense display advertising. On the other hand, affiliates sometimes use less orthodox techniques, such as publishing reviews of products or services offered by a partner.

10. Affiliate Programs: using one website to drive traffic to another—is a form of online marketing, which is frequently overlooked by advertisers. While search engines, e-mail, and website syndication capture much of the attention of online retailers, affiliate marketing carries a much lower profile. Still, affiliates continue to play a significant role in e-retailers' marketing strategies.

Offline Lead Generation

Live Phone Lead Transfer Division

Using a combination of a predictive dialer call center solution and an overseas outsourced call center solution, our Company is able to generate custom live transfer leads for our customers.  We utilize this method of lead generation in situations where we are confident that a high volume of live leads can be generated and sold for a profit. It is possible to charge high prices for leads generated by using this method, and it also allows our customers to meet profitability goals and acquisition costs goals.. Competitive pricing will be determined from the ability to generate a certain volume of leads/day for each of our customers. The necessity to increase or decrease our use of this method of lead generation for our customers will be determined each day based on the amount of leads generated.

Revenue Model and Distribution methods of the products or services

Our revenue model is based on customer development.  We either purchase leads from accredited brokers or locate leads based on the methods described above, and then resell those leads to our customers through our automated system.  The leads must meet the stringent criteria of our system.  The leads are vetted through our fraud filters in order to ensure quality.

We are currently focusing our attention on the auto insurance market, but expect to expand to other industries in the very near future.

Nexus Enterprise Solutions, Inc. (Nexus) is redefining the current prospect and lead generation and acquisition industry by developing an information exchange service which allows sellers and buyers of leads, and other information assets, to operate in an optimized, transparent, and efficient way to transact deals in a more efficient manner than what is experienced in today’s markets and systems.  This is accomplished primarily through systems and processes which enable enhanced business intelligence and management thereby empowering stakeholders on both sides of the transaction to make well-informed and meaningful connections with each other

Our Company generates revenue through its lead generation services, which are comprised of the lead generation methods described above and are accessed by our customers through our automated system. The cost of developing an automated system such as ours is prohibitive for a majority of companies. We fulfill a need by allowing these companies to use our technology, forms, landing pages etc, for a fee. We currently are back logged with the amount of companies looking to buy and sell leads to us, our carriers and agencies. In return, we get compensated when we sell a lead by charging our customers a fee for each lead purchased.

The Company will identify and address additional target markets for its services other than the insurance and financial industries with market research and feedback from its customers.

Status of any publicly announced new product or service

None

Competition, competitive position in the industry and methods of competition

Competition

We see very little competition for our business model, and do not anticipate such competition to become significant in the future.  While it is possible that our business model may be duplicated in the future, at the current time we believe our system and business method of providing both online and offline lead generation services as one automated system is unique and therefore results in little competition from our competitors, including our competitors in the lead generation business.

Platform

Lead generation services do exist. However, our automated solution is a mass market product that enables potential buyers and sellers to quickly purchase and sell various leads. We are in the process of creating and operating a platform which will create a new method for facilitating such transactions.

Strategy

Structured as a technology services company, our business model is designed to provide an automated solution to the lead generating process. We anticipate in the near future having a solid footprint with minimal competition.

Sources and availability of raw materials and the names of principal suppliers

The Company does not rely on any “real” raw materials.

Patents and Trademarks

The Company currently has no patents or trademarks on its brand name and has not and does not intend to seek protection for our brand name or our lead generation system at this time; however, as business develops and operations continue, it may seek such protection.  Despite efforts to protect its proprietary rights, such as its brand and service names, since it has no patent or trademark rights unauthorized persons may attempt to copy aspects of the Company business, including its web site design, services, product information and sales mechanics or to obtain and use information that it regards as proprietary. Any encroachment upon the company proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their trademark, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Approval

The company does not require any government approval for its services.  As a lead generation service provider, its business will not be subject to any environmental laws.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations.  It will also be subject to common business and tax rules and regulations pertaining to the operation of its business.  The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products.   The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Research and Development Activities

Other than personal time spent researching our proposed business, the Company has spent additional funds on research and development that was included as part of consulting services received to date. The Company plans on spending funds on the development of its lead generation system as well as a more refined platform that will facilitate more efficient purchases and sales of leads for our customers.

Employees and Employment Agreements

With the majority of the Company's back office operational costs outsourced and variable, Nexus

Enterprise Solutions, Inc. is able to maintain a small employee base focused on income producing activities. Currently, the Company has nine (9) total employees.

The Company has an employment Agreement with John Limansky, who is a director as well as the President of the Company.  The Agreement is dated June 7, 2011 and shall be in effect until terminated either for cause, which may be effected immediately, or without cause, which may be effected by either party upon thirty days written notice.  The compensation to be earned pursuant to the Agreement is 200,000 shares of common stock per year.  There is no cash payment earned pursuant to the Agreement.

Organization

The Company is comprised of one corporation.  All of our operations are conducted through this corporation.

DESCRIPTION OF PROPERTY

The Company operations are currently being conducted out of the Company office located at 5340 N Federal Hwy STE 206 Lighthouse Point, FL 33406 1375; (561) 767-4346.  It considers that the current principal office space arrangement adequate and will reassess its needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock.  Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  price for the penny stock and the significance of the spread between the bid and ask price;

d.

contains a toll-free telephone number for inquiries on disciplinary actions;

e.

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.

the bid and offer quotations for the penny stock;

b.

the compensation of the broker-dealer and its salesperson in the transaction;

c.

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

d.

monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, there are 19,186,648 shares of the Company’s common stock outstanding.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, it will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

First American Stock Transfer, Inc. of 4747 N. 7th Street, Suite 170, Phoenix, AZ 85014, Phone: (602)-485-1346, Fax: (602)-788-0423, has been appointed as the Company’s stock transfer agent.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

Nexus Enterprise Solutions, Inc. (“Nexus”) was incorporated in the State of Wyoming on October 19, 1995 as Global Link Technologies, Inc.  On June 10, 2008, Global Link Technologies filed Articles of Amendment with the State of Wyoming changing its name to MutuaLoan Corporation.  On June 16, 2011 (as filed with the State of Wyoming on September 16, 2011), MutuaLoan Corporation entered into a business combination with Nexus Enterprise Solutions, Inc. (“Nexus Florida”).  The business combination was accounted for as a reverse merger recapitalization. The accounting target/legal acquirer was MutuaLoan. The accounting acquirer/legal target was Nexus Florida.  Nexus is currently conducting operations and generating revenue.

The Company operations are currently being conducted out of the Company office located at 5340 N Federal Hwy STE 206 Lighthouse Point, FL 33406 1375; (561) 767-4346.

Results of Operations

We have generated $1,095,853 in revenue during the year ended December 31, 2012, and we have incurred $670,438 in cost of sales for the same period.  We have incurred $1,814,355 in operating expenses for the year ended December 31, 2012.  We have generated $29,877 in revenue from our inception on June 6, 2011 through December 31, 2011 and we have incurred $37,282 in cost of sales for the same period.  We have incurred $300,521 in operating expenses for the period from June 6, 2011 (inception) through December 31, 2011.  We anticipate continued revenue growth over the next 12 months as our website becomes more visible to search engines on the internet. Our cost of sales grows in correlation with our sales but not proportionately. We pay a percentage of the fees we earn for directing internet traffic to the insurance companies to those who direct the internet traffic to our website. As more customers access our website directly we will pay a smaller percentage of revenues to other websites even though the total cost of sales is expected to increase.  In our initial stages of operations we incurred considerable costs through the issuance of shares of our common stock to the consultants involved in developing our business plan and marketing approach. Our research and development expense was $51,301 from inception through December 31, 2011, and $227,944 for the year ended December 31, 2012. We incurred the research and development costs in developing our website and platform.

We incurred a net loss of $326,754 for the period from inception through December 31, 2011 and $1,395,833 for the year ended December 31, 2012. We expect our net losses to decrease over the next twelve months as our revenues increase and our operating expenses decrease.  We have been dependent on consultants since inception due to the fact that we were building and developing our Company business model and business plan, which is technology based.  Now that our business plan and services have been completed and implemented, we have begun to decrease our reliance on consultants and we see no potential for further increase in reliance upon  consultants as we grow over the next 12 months.

The following table provides selected financial data about the Company for the period from the date of incorporation through December 31, 2011.  For detailed financial information, see the financial statements included in this prospectus.

                 Balance Sheet Data:

December 31, 2011

                 Cash

$    24,338

                 Total assets

$    84,170

                 Total liabilities

$  507,014

                 Stockholders' deficit

$(422,844)

The following table provides selected financial data about the Company for the year ended December 31, 2012.  For detailed financial information, see the financial statements included in this prospectus.

                 Balance Sheet Data:       December 31, 2012

                 Cash

$   62,214

                 Total assets

$   305,417

                 Total liabilities

$   424,396

                 Stockholders' deficit

$(118,979)

If we succeed in developing clients for our services and generating sufficient sales, we will become profitable.  We cannot guarantee that this will ever occur.  Our plan is to continue operating in a manner which will be successful. If the company must obtain capital to continue its operations in addition to its current revenue stream, the Company will generate cash flow through the sale of its common stock.

Going Concern

In its audited financial statements as of December 31, 2012, the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the company current financial position.

Immediate Plan of Operation:

At present management will concentrate on the completion of the Registration Statement while concurrently continuing to expand its customer base and develop its lead generation methods and services.

Continuing Plan of Operation:

Successful growth and development of the company business strategy depends on the basic principles of supply, demand, and correlated values are completely askew in the current lead and information asset marketplace – especially in the insurance and financial services industries.  Some of the devaluation of these products can be attributed to commoditization in a matured market; however, most of the forces causing this downward spiral of value can be directly attributed to the following factors:

·         Extensive and growing intermediation between buyers and sellers

·         Selling Leads to Carriers, Agencies and Aggregators

·         Forging partnerships to increase our lead traffic

·         Information quality issues driven in part from overall lower pricing to the seller

·         Cost prohibition and lack of technology expertise for many smaller, medium, and some large players,

provides a substantial barrier that forces many sellers to leverage long established aggregation partners

·         Market manipulation by larger players through exclusivity and preferred partner arrangements

·         Matured Internet marketing techniques such as Search Engine Optimization (SEO), Search Engine Marketing

(SEM), online advertising, etc., have driven marketing costs up to the point many good marketing companies have had to shift to other channels reducing available high quality sourced leads

A significant opportunity exists for the creation of an open market exchange that provides transparency, visibility, quality and control to all participants.  The initial industries of insurance and other financial services leads are candidates to start, but there are multiple other industries and applications of the core technologies and systems which comprise the Nexus Exchange platform.  The continuing plan of the Company’s operations will be to expand our lead generation services, which the Company believes will also expand its customer base and revenue stream.

Concurrent Developments (0-12 months)

The Company will continue to develop and add to its customer base through marketing and advertising, while also adding additional types of services to its already existing services.  The goal for the Company in the next twelve months is to further develop its lead generation services, while also facilitating larger numbers of lasting connections between its customers and their clients through lead generation derived from search engine marketing and online as well as offline techniques.

Liquidity and capital resources

As of December 31, 2012, we had cash or cash equivalents of $62,214.  As of December 31, 2011, we had cash or cash equivalents of $24,338.

Net cash used in operating activities was $502,124 for the year ended December 31, 2012. We used $305,802 from inception through December 31, 2011.   We believe that with our existing cash flows we have sufficient cash to meet our operating requirements for the next twelve months.

Cash flows used in investing activities was $1,745 from our inception on June 6, 2011 through December 31, 2011.  Cash flows used in investing activities was $-0- for the year ended December 31, 2012. We do not anticipate significant cash outlays for investing activities over the next 12 months.

Cash flows provided by financing activities was $540,000 for the year ended December 31, 2012.  Cash flows provided by financing activities was $331,885 for the period from June 6, 2011 through December 31, 2011. The 2011 amount includes $67,500 from the issuance of common stock for cash and $264,385 from related party loans. The 2012 amount includes $580,000 from the issuance of common stock for cash offset by $40,000 of payments on related party loans.

As of December 31, 2012, our total assets were $305,417 and our total liabilities were $424,396.  As of December 31, 2011, our total assets were $84,170 and our total liabilities were $507,014.  Included in our assets as of December 31, 2012 was $62,214 of cash, $116,807 of accounts receivable, net and deposits of $125,000.  We expect to be able to conduct our planned operations for a minimum of twelve months using currently available capital resources.

Our principal source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Also business activity is closely tied to the U.S. economy. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully continue to develop our lead generation services and our ability to generate revenues.

 In any case, we try to operate with minimal overhead. Our primary activity will be to seek to develop clients for our services and, consequently, our sales. If we succeed in developing clients for our services and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has generated revenue of $1,125,730 since its inception through December 31, 2012.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Address

Age

Position(s)

John Limansky

34

Director, President,

3457 Ringsby Court

Unit 307

Denver, CO 80216

Maureen Morgan Bokzam

33

Director, Vice President

8806 Grand Bayou Court

Tampa, FL 33635

Jason Foster

43

Chief Executive Officer

17584 Colonial Park Drive

Monument, CO 80132

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the company’s only officers, directors, promoters and control persons.  Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Officers and Directors

John Limansky is a physician in internal medicine. His background in finance includes 5 years experience as an equities trader in New York. He combines his knowledge in finance with his medical experience to generate ideas for future growth in health insurance leads.  Dr. Limansky holds a B.S. from UCLA as well as a doctorate of medicine and is currently pursuing a board certification in Internal medicine.  Since June 23, 2010, he has been employed by Exempla St. Joseph Hospital.  During the previous year and a half, he has also been President of Nexus Enterprise Solutions, Inc.  Since February 28, 2012, he has acted as President of My Child Care Co, LLC.  Since March 27, 2012, he has acted as Managing Partner of Cityality Tours, LLC.  Mr. Limansky has no other employment history other than detailed herein in the past five years.  Immediately prior to his employment with Exempla, Mr. Limansky was attending medical school full time.

Maureen Morgan Bokzam graduated from the University of Toledo, Ohio, first in 2001 with a Bachelor of Pharmacy in Pharmaceutical Sciences, and a minor in Chemistry. Then she graduated from graduate school in 2003 earning a Doctor of Pharmacy, PharmD. degree. She has served the communities she's resided for nearly a decade as a retail pharmacist. Maureen works for a major retail pharmacy chain, CVS.  Mrs. Bokzam has worked for CVS since October of 2004, in addition to the director and officer position she currently holds with Nexus Enterprise Solutions, Inc.  She was also selected to be a pharmacy manager as well as a preceptor for pharmacy students several years ago.  Mrs. Bokzam has not been employed or held any position in any company other than her positions at CVS and Nexus Enterprise Solutions, Inc. during the previous five years.

Jason Foster is a technology leader with over 20 years of experience crafting solutions in a variety of technologies, architectures, and business domains. He has been in information technology leadership and management for much of the last 15 years serving a wide variety of organizations from small startups to Fortune 500 companies. While working at Deluxe Corporation as Senior Solutions Architect, Jason architected the public ecommerce websites for several brands in the direct to consumer space. At one point those sites annually combined for over 250 million page views and over 4.5 million orders processed. That experience has taught Jason time-tested approaches to technology that accommodates significant scalability and operational stability. In 2006, Jason started Thought Ascent, a software development and technology consultancy, which grew from 1 consultant to over 12 and over $1M in annual revenues within 18 months.  Mr. Foster has continued to act as President and CEO of Throught Ascent during the previous five years, which has been his primary employment during such period, in addition to his recent acceptance of the Chief Executive Officer position with Nexus Enterprise Solutions, Inc. Jason is also the founder of Brilliant Life which is a non-profit organization dedicated to teaching and training technology skills to underprivileged and disadvantaged individuals. Jason serves on the Community Advisory Board of Ridge View Academy and the Betty Marler Center which are Denver Public Schools charter schools serving incarcerated juveniles.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are no operations, at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

EXECUTIVE COMPENSATION

Currently, the company directors and officers receive no cash compensation for their services with the exception of Maureen Morgan Bokzam, who receives a salary of $60,000 per year. John Limansky receives equity compensation in an amount of 200,000 common shares per year.  The 200,000 shares issued to John Limansky during each of the years ended December 31, 2012 and 2011 were issued valued with an aggregate grant date fair value of $50,000 and $4,000, respectively.  The 200,000 shares accrued in 2012 by John Limansky have not been issued as of the date of this Prospectus.  Our officers and directors are reimbursed for any out-of-pocket expenses that they incur on its behalf.

In the future, the Company may approve payment of salaries for officers and directors. The Company also does not currently offer or have any benefits, such as health or life insurance, available to its employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total
John Limansky President, Director (1) Maureen Morgan Bokzam, Vice President, Director Jason Foster, Chief Executive Officer	2012 2011 2012 2011 2012 2011	0 0 $60,000 $60,000 0 0	0 0 0 0 0 0	$50,000 $4,000 0 0 0 0	0 0 0 0 0 0	0 0 0 0 0 0	0 0 0 0 0 0	0 0 0 0 0 0	$50,000 $4,000 $60,000 $60,000 0 0

(1) The stock award to John Limansky represents 200,000 common shares awarded to Mr. Limansky each year under his employment agreement. The first grant occurred on June 16, 2012 and the 200,000 common shares were valued at $4,000 on that date. The award is recognized over the service period of one year. During the period ended December 31, 2011, no expense was recognized as the amount is nominal ($2,170). The $4,000 was recognized during fiscal 2012. The second grant occurred on June 16, 2012 and the 200,000 common shares were valued at $50,000, but were not issued. This award is being expensed over the service period through June 15, 2013. During the year ended December 31, 2012, an aggregate of $31,198 was expensed under these issuances. The remaining $22,802 will be expensed through June 15, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
John Limansky Maureen Morgan Bokzam Jason Foster	0 0 0	0 0 0	0 0 0	0 0 0	N/A N/A N/A	0 0 0	0 0 0	0 0 0	0 0 0

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
John Limansky Maureen Morgan Bokzam Jason Foster	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Option Grants. No option grants have been exercised by the executive officers named in the Summary Compensation Table.  The Company does not currently have any stock option plans in place.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

The Company has an employment Agreement with John Limansky, who is a director as well as the President of the Company.  The Agreement is dated June 7, 2011 and shall be in effect until terminated either for cause, which may be effected immediately, or without cause, which may be done by either party by giving thirty days written notice.  The compensation to be earned pursuant to the Agreement is 200,000 shares of common stock per year.  There is no cash payment earned pursuant to the Agreement.  The Company has a three year oral agreement with Mrs. Bokzam, whereby the Company agreed to pay her $60,000 per year, as well as an annual bonus of 5% of Gross Profit as compensation for her serving as an officer and director of the Company.  The Company has a one year oral agreement with Mr. Foster that automatically renews each year if not terminated, whereby Mr. Foster is to receive $60,000 per year as well as an annual bonus of 5% of Gross Profit as compensation for his services as an officer of the Company.

The Company does not have any employment contracts with any of its other officers or directors other than has been described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed  The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

No. of

No. of

Percentage

Name of

Shares

Shares

of Ownership

Beneficial

Before

After

Before

After

Owner

Offering

Offering (3)

Offering(1)(2)

Offering (1)(2)

John Limansky

200,000

100,000

1.04%

             0.52%

Maureen Morgan Bokzam (7)

4,500,000

4,326,000

23.45%

             22.55%

Jason Foster

1,500,000

1,326,000

7.82%

              6.91%

All Officers and

Directors as a Group

6,200,000

5,752,000

32.31%

 29.98%

Adam Wasserman

4,500,000

4,326,000

23.45%

22.55%

Cliste Consulting

(4)

4,500,000

4,326,000

23.45%

22.55%

Demali Consulting, LLC

1,500,000

0

7.82%

0%

(5)

CMB Family

Investment Co., LP (6)

1,500,000

0

7.82%

0%

(1) All ownership is beneficial and of record, unless indicated otherwise based on 19,186,648 shares outstanding as of the date of this Prospectus. The selling stockholders are under no obligation known to the Company to sell any shares of common stock at this time.

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown

(3) Assumes the sale of all shares of common stock registered pursuant to this Prospectus.  The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4) Owned by Maureen Morgan Bokzam

(5) Owned by Kristy Ricetti and Marlene Wasserman, who is the mother of Adam Wasserman

(6) Owned by Siham Bokzam, who is the non-affiliate mother-in-law of Maureen Morgan Bokzam

(7) Represents the shares beneficially owned by Cliste Consulting, which is owned by Maureen Morgan Bokzam.

Future Sales by Principal Stockholders

A total of 5,450,000 shares have been issued to the company officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

As of December 31, 2012 and December 31, 2011, the Company had aggregate notes payable outstanding to shareholders and officers of $167,485 and $305,985, respectively.  These notes are unsecured bear interest between 0% and 6% and are due on demand. During the year ended December 31, 2012, the Company converted $138,500 of principal of these notes into 1,885,000 shares of common stock.  In addition, during the year ended December 31, 2012, the Company made payments of $40,000 on these outstanding notes.

As of December 31, 2012 and December 31, 2011, accrued interest on the outstanding related party notes payable totaled $59,711 and $52,818, respectively.

Other accrued liabilities consisted of accrued payroll to officers of $118,000 as of December 31, 2012 and December 31, 2011.

During March 2012, the Company advanced $30,000 to an employee for future business expenses. The advance was subsequently reimbursed to the Company on August 13, 2012.

There are not currently any conflicts of interest by or among its current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

     The Company’s fiscal year end is December 31st.  The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm MaloneBailey, LLP, a Certified Public Accounting Firm.  The consolidated financial statements of the Company, commencing on page F-3 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US Dollars.  The financial information presented is for the fiscal year ended December 31, 2012, and the period from inception (June 6, 2011 through the most recent fiscal year end December 31, 2011).

NEXUS ENTERPRISE SOLUTIONS, INC.

Table of Contents

             Page

Report of Independent Registered Public Accounting Firm

39

Financial Statements:

Balance Sheets, December 31, 2012 and December 31, 2011

40

Statements of Operations, year ended December 31, 2012 and

  From inception through December 31, 2011

41

Statements of Stockholder’s Deficit, year ended December 31, 2012 and

  From inception through December 31, 2011

42

Statements of Cash Flows, year ended December 31, 2012 and

  From inception through December 31, 2011

43

Notes to the Financial Statements

44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Nexus Enterprise Solutions, Inc.

Lighthouse Point, Florida

We have audited the accompanying balance sheets of Nexus Enterprise Solutions, Inc. (the “Company”), as of December 31, 2012 and 2011, and the related statements of operations, stockholder’s deficit, and cash flows for the year ended December 31, 2012 and for the period from June 6, 2011 (inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexus Enterprise Solutions, Inc. at December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012 and for the period from June 6, 2011 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Nexus Enterprise Solutions, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered net losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 14, 2013

NEXUS ENTERPRISE SOLUTIONS, INC.
Balance Sheets

	December 31,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS
Cash	$62,214	$24,338
Accounts receivable, net	116,807	58,087
Total Current Assets	179,021	82,425

PROPERTY AND EQUIPMENT, net	1,396	1,745
Deposits	125,000	-

TOTAL ASSETS	$305,417	$84,170

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$119,200	$8,711
Accounts payable to related parties	-	21,500
Accrued expenses to related parties	177,711	170,818
Notes payable to related parties	127,485	305,985
Total Current Liabilities	424,396	507,014

STOCKHOLDERS' DEFICIT
Preferred stock, 10,000,000 shares authorized;
no par value; no shares issued and outstanding	-	-
Common stock, 500,000,000 shares authorized;
$.001 par value; 19,186,648 and 9,601,648 shares
issued and outstanding, respectively	19,187	9,602
Additional paid-in capital	1,584,421	(105,692)
Accumulated deficit	(1,722,587)	(326,754)
Total Stockholders' Deficit	(118,979)	(422,844)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$305,417	$84,170

NEXUS ENTERPRISE SOLUTIONS, INC.
Statements of Operations

		June 6, 2011
		(Inception)
	Year Ended	Through
	December 31,	December 31,
	2012	2011

REVENUES, NET	$1,095,853	$29,877
COST OF SALES	670,438	37,282

GROSS PROFIT	425,415	(7,405)

OPERATING EXPENSES
General and administrative	343,799	115,999
Research and development	227,944	51,301
Consulting fees	1,242,612	133,221
Total Operating Expenses	1,814,355	300,521

LOSS FROM OPERATIONS	(1,388,940)	(307,926)

OTHER EXPENSES
Interest expense	(6,893)	(18,828)

NET LOSS	$(1,395,833)	$(326,754)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.09)	$(0.04)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	16,054,093	9,165,056

NEXUS ENTERPRISE SOLUTIONS, INC.
Statements of Stockholders' Deficit
June 6, 2011 (Inception) Through December 31, 2012

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balances at inception on June 6, 2011	-	$-	$-	$-	$-

Founders' shares issued	9,000,000	9,000	171,000	-	180,000

Common stock issued in reverse merger	151,648	152	(343,742)	-	(343,590)

Common stock issued for cash	450,000	450	67,050	-	67,500

Net loss	-	-	-	(326,754)	(326,754)

Balances at December 31, 2011	9,601,648	9,602	(105,692)	(326,754)	(422,844)

Common stock issued for cash	3,700,000	3,700	576,300	-	580,000

Common stock issued for services	3,500,000	3,500	852,698	-	856,198

Common stock issued for debt	1,885,000	1,885	136,615	-	138,500

Common stock issued as deposit for the acquisition of license	500,000	500	124,500	-	125,000

Net loss	-	-	-	(1,395,833)	(1,395,833)

Balances at December 31, 2012	19,186,648	$19,187	$1,584,421	$(1,722,587)	$(118,979)

NEXUS ENTERPRISE SOLUTIONS, INC.
Statements of Cash Flows

		June 6, 2011
		(Inception)
	Year Ended	Through
	December 31,	December 31,
	2012	2011

OPERATING ACTIVITIES
Net loss	$(1,395,833)	$(326,754)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services	856,198	-
Bad debt expense	58,749	-
Depreciation expense	349	-
Changes in operating assets and liabilities:
Accounts receivable	(117,469)	(18,087)
Accounts payable	90,489	8,711
Accounts payable to related parties	(21,500)	21,500
Accrued expenses	20,000	-
Accrued expenses to related parties	6,893	8,828
Net Cash Used in Operating Activities	(502,124)	(305,802)

INVESTING ACTIVITIES
Purchase of furniture and equipment	-	(1,745)
Net Cash Used in Investing Activities	-	(1,745)

FINANCING ACTIVITIES
Common stock issued for cash	580,000	67,500
Payments on notes payable to related parties	(40,000)	-
Proceeds from notes payable to related parties	-	264,385
Net Cash Provided by Financing Activities	540,000	331,885

NET INCREASE IN CASH	37,876	24,338
CASH AT BEGINNING OF PERIOD	24,338	-
CASH AT END OF PERIOD	$62,214	$24,338

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-
Income taxes	-	-

NON CASH FINANCING ACTIVITIES:
Shares issued for conversion of related party debt and interest	$138,500	$140,000
Shares issued as deposit for acquisition of license	125,000	-
Common stock subscribed	-	40,000
Shares issued in reverse merger	-	343,590

NEXUS ENTERPRISE SOLUTIONS, INC.

Notes to the Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Nexus Enterprise Solutions, Inc. (the “Company” and “MutuaLoan”), a corporation organized under the laws of the State of Wyoming, entered into a business combination with Nexus Enterprise Solutions, Inc. (“Nexus Florida”), a corporation organized under the laws of the State of Florida.  The business combination was effective on June 16, 2011 and was filed with the State of Wyoming on September 16, 2011.   The Company is the surviving entity for legal purposes and Nexus Florida is the surviving entity for accounting purposes. Nexus Florida was formed on June 6, 2011 to be a provider of customer leads to the insurance industry. There was no predecessor entity to Nexus Florida. The management of Nexus Florida became the management of the Company and the original owners of Nexus Florida retained control of the combined entity upon the business combination. Prior to the business combination the Company had no revenues and limited operations.

The business combination stipulated that the companies would undergo a business combination through a share exchange and the surviving entity for legal purposes would be MutuaLoan. Nexus Enterprise Solutions, Inc. was then dissolved into MutuaLoan, Corp. MutuaLoan, Corp. then changed its name to Nexus Enterprise Solutions, Inc.  The transaction has been accounted for as a reverse merger recapitalization, whereby the accounting target/legal acquirer was MutuaLoan. The accounting acquirer/legal target was Nexus Florida. The shareholders of Nexus Florida received 9,000,000 common shares of the combined entity, and 100% of the equity voting interest of MutuaLoan; the shareholders of MutuaLoan Corp. retained their holdings on a 1:1 basis and the authorized number of shares in the surviving entity remained at 500,000,000 and the issued and outstanding shares were accordingly adjusted to 9,151,679, upon total issuance.

Basis of Presentation

The financial statements as of December 31, 2012 and 2011 have been prepared in accordance with accounting principles generally accepted in the United States. The Company has elected a December 31, fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company applies ASC 740, which requires the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered. This interpretation also requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. The adoption of ASC 740 had no material impact on the Company’s financial statements.

Net Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. The Company computes net income (loss) per share in accordance with ASC 260. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding as of December 31, 2012 or 2011.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value. The carrying value of cash and cash equivalents and accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant market or credit risks arising from these financial instruments.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s allowance for doubtful accounts was $53,000 and $0 as of December 31, 2012 and 2011, respectively.

Revenue Recognition

The Company applies the provisions of ASC 605 which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. The Company sells insurance sales leads to insurance providers. The revenue is recognized upon delivery of the sales leads to the customer. Revenue is reported net of discounts and returns.

Cost of Sales

The Company records as cost of sales the amounts paid to the providers of the insurance leads which it resells.

General and Administrative Expenses

General and administrative expenses are comprised of the costs of operating the Company. These costs include professional fees, office expenses, telephone and travel.

Advertising

Advertising costs are expensed as incurred. Advertising expenses totaled $1,289 and $14,204 for the period ended December 31, 2012 and from June 6, 2011 (inception) through December 31, 2011, respectively.

Research and Development

Research and development costs are expensed as incurred. Research and development costs totaled $227,944 and $51,301 for the year ended December 31, 2012 and from June 6, 2011 (inception) through December 31, 2011, respectively.

Concentrations of Credit Risk

Occasionally, the Company has funds deposited in a financial institution in excess of amounts insured by the FDIC. At December 31, 2012 and 2011, the Company had no deposit in excess of currently insured amounts.

Recent Accounting Pronouncements

Management has considered all recently issued accounting pronouncements and does not believe that any would have a material effect on the Company’s financial statements.

Stock-based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common share issuances. During the periods covered in this report, the Company’s common stock was not trading. Accordingly, the fair value of the Company’s common stock was estimated based upon the price at which common shares were previously sold to third parties for cash.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  The Company has generated recurring net losses since inception and has a working capital deficit of $245,375 and an accumulated deficit of $1,722,587 as of December 31, 2012.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the private placement of its common stock. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 –PAYABLES TO RELATED PARTIES

As of December 31, 2012 and 2011 the balance of accrued expenses to related parties, which consists of accrued interest and accrued payroll, was $177,711 and $170,818, respectively. At December 31, 2012 and 2011, the accrued interest on the outstanding notes payable to related parties was $59,711 and $52,818, respectively. The outstanding balance of accrued payroll to officers was $118,000 as of December 31, 2012 and 2011.

NOTE 4 – NOTES PAYABLE TO RELATED PARTIES

As of December 31, 2012 and 2011 the Company had outstanding notes payable to related parties of $127,485 and $305,985, respectively. These notes are unsecured, bear interest between 0% and 6% and are due on demand. During the year ended December 31, 2012, the Company converted $138,500 of principal of these notes into 1,885,000 shares of common stock.  In addition, during the year ended December 31, 2012, the Company made payments of $40,000 on these outstanding notes.

NOTE 5 - INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. The net deferred tax asset generated by the loss carry-forward has been fully reserved.

Deferred tax assets consist of the following components as of December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Deferred tax asset	$296,236	214,639
Valuation allowance	(296,236)	(214,639)
Net deferred tax asset	$-0-	$ -0-

The Company has accumulated net operating loss carryovers of approximately $846,000 as of December 31, 2012, which are available to reduce future taxable income.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit the utilization of the net operating loss carry forwards in future years. The tax losses begin to expire in 2031. The fiscal years 2012 and 2011 remain open to examination by federal tax authorities and other tax jurisdictions.

NOTE 6 –STOCKHOLDERS’ EQUITY

During the year ended December 31, 2012, the Company issued 3,700,000 common shares for cash proceeds of $580,000.

During the year ended December 31, 2012, the Company issued an aggregate of 1,885,000 common shares for the conversion of notes payable to related parties of $138,500.

During the year ended December 31, 2012, the Company issued an aggregate of 3,500,000 common shares for services valued at $856,198. These shares vested immediately upon issuance (except for those awarded to John Limansky, see below), and the total value of the shares was recognized as an expense in the statement of operations of the Company during the year ended December 31, 2012.

Under an employment agreement with the Company’s President, John Limansky is awarded 200,000 common shares each year. Mr. Limansky was granted 200,000 common shares on June 16, 2011 (shares were issued on February 27, 2012). This grant was valued at $4,000 and was expensed through June 15, 2012. Mr. Limansky was granted an additional 200,000 common shares on June 16, 2012 valued at $50,000 (shares will be issued in June 2013). This award is being expensed over the service period through June 15, 2013. During the year ended December 31, 2012, an aggregate of $31,198 was expensed under these issuances. The remaining $22,802 will be expensed through June 15, 2013.

During the year ended December 31, 2012, the Company issued 500,000 common shares valued at $125,000 as a deposit on the acquisition of an intangible asset.  The terms of the license acquisition were finalized in April 2013 (see Note 8).

At its inception, the Company issued 9,000,000 shares of its common stock to its founders for the conversion of related party debt and interest of $140,000 and a subscription receivable of $40,000. The $40,000 receivable was collected by the company during 2012.

On June 16, 2011, the Company issued 151,648 shares as part of the reverse merger that became effective on June 16, 2011 and was filed with the State of Wyoming on September 16, 2011, which is described in Note 1. The shares were valued at $343,590 which is the amount of the net liabilities assumed in the recapitalization.

On October 25, 2011, the Company issued 450,000 common shares for cash of $67,500.

NOTE 7 – DEPOSITS

During the year ended December 31, 2012, the Company issued 500,000 common shares valued at $125,000 as a deposit on the acquisition of an intangible asset.  The terms of the license acquisition were finalized in April 2013 (see Note 8).

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through the date of this report.

In April 2013, the Company reached an agreement with a third party consultant to settle an outstanding dispute.  The settlement agreement calls for a $20,000 payment from Nexus to the third party consultant in full satisfaction of any and all claims.  This payment was made in 2013 and has been accrued as a liability as of December 31, 2012.

In April 2013, the Company and a third party reached an agreement for Nexus to use certain intellectual property in its lead generation business into perpetuity in exchange for a $150,000 note and 500,000 common shares which were previously issued during February 2012.  The note will be repaid in 18 monthly installments, with the monthly payments varying based on the Company’s gross profit for that month.  The monthly payments range from $5,000 to $25,000.  The note does not bear interest unless a monthly payment is not made, at which time the note will bear interest at 12.5% until the non-payment is cured.  As of May 10, 2014, if at least $100,000 of the note has not been paid, any remaining balance will bear interest at 6%.

Dealer Prospectus Delivery Obligation

“Until the date that is 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution, all of which the Company will pay, are calculated on a net basis and are as follows:

SEC Fee

$256

Legal and Professional Fees

$20,000

Accounting and auditing

$11,500

EDGAR Fees

$750

Transfer Agent fees

$ 500

Misc and Bank Charges

$0

-------------

TOTAL

  $33,006

Item 14.   Indemnification of directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Company’s Articles of Incorporation, No director shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code (iv) for any transaction from which the director derived an improper personal benefit.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 16, 2011 the Company issued a total of 4,500,000 shares of common stock to Cliste Consulting LLC, which is owned by our Vice President and Director for cash at $0.02 per share for a total of $50,000.

On June 16, 2011 the Company issued a total of 4,500,000 shares of common stock to Adam Wasserman, an affiliated shareholder for cash at $0.02 per share for a total of $90,000.

On October 25, 2011 the Company issued a total of 450,000 shares of common stock to Halabu, LLC for cash at $0.15 per share for a total of $67,500.

On January 10, 2012, the Company issued a total of 2,200,000 shares of common stock to Profitt Capital, LLC for cash at $0.25 per share for a total of $550,000.  The shares have since been divided among the members of Profitt Capital, prior to its dissolution.

On February 15, 2012, the Company issued a total of 250,000 shares of common stock to Sadore Consulting Group, LLC as compensation for services provided to the Company.  The value of the services provided was valued at $62,500, with the shares being issued at a price of $0.25 per share.

On February 20, 2012 the Company issued a total of 35,000 shares of common stock to Delroy Brown as compensation for services provided pursuant to a Consulting Agreement.  The value of the services provided was valued at $8,750, with the shares being issued at a price of $0.25 per share.

On February 20, 2012 the Company issued a total of 20,000 shares of common stock to TMG Interactive, LLC as compensation for services rendered pursuant to an Independent Contractor Services Agreement.  The value of the services provided was valued at $5,000, with the shares being issued at a price of $0.25 per share.

On February 27, 2012, the Company issued an aggregate of 1,230,000 additional common shares to various service providers for services rendered.  The value of the services received was $432,500, with the shares being issued at a price of $0.25 per share.

On February 27, 2012, the Company the Company issued 500,000 common shares to Envision eSolutions LLC as a deposit for the acquisition of an intangible asset.  The value of the shares was $125,000, with the shares being issued at a price of $0.25 per share.

On February 27, 2012, the Company issued a total of 250,000 shares to Jamie Bayardelle pursuant to the conversion of a promissory note at a conversion rate of $0.25 per share.

On March 1, 2012 the Company issued a total of 1,500,000 shares of common stock to Demali Consulting, LLC for cash at $0.02 per share for a total of $30,000.

On March 7, 2012, the Company issued an aggregate of 385,000 shares of common stock to Brian Tompakov, Jamie Bayardelle and Dave Jennings for the conversion of an aggregate of $88,500 of debt.

On September 1, 2012 the Company issued a total of 1,500,000 shares of common stock to CMB Family Investment Co., for the conversion of debt totaling $50,000.

On October 11, 2012, the Company issued a total of 250,000 shares to Matthew Brown as a bonus for services rendered.  The shares were issued at a value of $0.25 per share for a total value of $62,500.

On October 11, 2012, the Company issued a total of 750,000 shares to Jason Foster as payment for services rendered as an officer of the Company.  The shares were issued at a price of $0.25 per share, for a total value of $187,500.

On October 11, 2012, the Company issued 600,000 shares to Wall Street Real Estate Investment Group, LLC for services rendered.  The shares were issued at a price per share of $0.25, for a total value of $150,000.

On October 11, 2012, the Company issued 35,000 shares to Marcilene Carzoso Souza for services rendered at a price per share of $0.25, for a total value of $8,750.

On October 11, 2012, the Company issued 45,000 to Nathan Dale Lomax for services rendered at a price per share of $0.25, for a total value of $11,250.

On October 11, 2012, the Company issued 35,000 to Joseph Scott Jeanjaquet for services rendered at a price per share of $0.25, for a total value of $8,750.

These securities were issued in reliance upon an exemption provided by Regulation D promulgated under  the Securities Act of 1933.

Item 16.   Exhibits.

The following exhibits are included with this registration statement:

Exhibit

Number

Description

-------

-----------

3.1*

Articles of Incorporation

3.2*

Bylaws

3.3**

Articles of Merger

5.1

Opinion of Kenneth Bart, Bart and Associates LLC

23.1

Consent of Malone Bailey, LLP for use of its Audited report

23.3

Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)

* Filed with S-1 Registration Statement on November 8, 2012 and incorporated herein.

** Filed with Amendment Number 1 to the S-1 Registration Statement on January 28, 2013 and incorporated herein.

Item 17.

Undertakings.

 (A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lighthouse Point, Florida, on May 14, 2013.

Nexus Enterprise Solutions, Inc., Registrant

By:

/s/ John Limansky

______________________________

John Limansky, President

By:

/s/ Maureen Morgan Bokzam

______________________________

Maureen Morgan, Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John Limansky

President and Director

May 14, 2013

John Limansky

Title

Date

/s/ Maureen Morgan Bokzam

Vice President and Director

May 14, 2013

Maureen Morgan

 Bokzam

Title

Date

/s/ Jason Foster

Chief Executive Officer

May 14, 2013

Jason Foster

Title

Date